Exhibit 99.1

Aeva Technologies, Inc. Regains Compliance with NYSE Continued

Listing Standards

MOUNTAIN VIEW, Calif., March 22, 2024 – Aeva® (NYSE: AEVA), a leader in next-generation sensing and perception systems, today announced that it received notice from the New York Stock Exchange (the “NYSE”) on March 21, 2024 that it has successfully regained compliance with continued listing minimum price criteria set forth in Section 802.01C of the NYSE Listed Company Manual. As a result, Aeva will no longer be on the NYSE’s noncompliant issuers list and will continue to be traded on the NYSE.

Aeva previously received notice from the NYSE that it was not in compliance with NYSE’s continued listing minimum price criteria because the average closing price of Aeva’s common shares was below $1.00 over a consecutive 30 trading-day period. On March 21, 2024, the closing share price for Aeva’s common stock and the average closing share price of Aeva’s common stock over the 30 trading-day period ended on the same date were both above $1.00, resolving the deficiency.

About Aeva Technologies, Inc. (NYSE: AEVA)

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving to industrial robotics, consumer electronics, consumer health, security and beyond. Aeva is transforming autonomy with its groundbreaking sensing and perception technology that integrates all key LiDAR components onto a silicon photonics chip in a compact module. Aeva 4D LiDAR sensors uniquely detect instant velocity in addition to 3D position, allowing autonomous devices like vehicles and robots to make more intelligent and safe decisions. For more information, visit www.aeva.com, or connect with us on X or LinkedIn.

Aeva, the Aeva logo, Aeva 4D LiDAR, Aeva Atlas, Aeries, Aeva Ultra Resolution, Aeva CoreVision, and Aeva X1 are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward-looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements include, but are not limited to, statements regarding Aeva’s continued listing on the NYSE and its continued compliance with all applicable NYSE listing standards. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties, including the company’s intention to cure the NYSE deficiency and remain listed. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the fact that Aeva is an early stage company with a history of operating losses and may never achieve profitability, (ii) Aeva’s limited operating history, (iii) the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the ability for Aeva to have its products selected for inclusion in OEM products, (v) the ability to manufacture at volumes and costs needed for commercial programs, (vi) Aeva’s ability to obtain the required stockholder approvals and (vii) other material risks and other important factors that could affect our financial results. Please refer to our filings with the SEC, including our most recent Form 10-K. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Contacts

Investors:

Andrew Fung

investors@aeva.ai

Media:

Michael Oldenburg

press@aeva.ai

# # #